UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OFOF 1934


      Date of Report (Date of earliest event reported): September 16, 2005



                              DHB INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                  0001-2242913112         11-3129361
 -------------------------------       ---------------      --------------------
 (State or other jurisdiction of       (Commission File      (I.R.S. Employer
          incorporation)                Number)              Identification No.)




400 Post Avenue, Suite 303, Westbury, New York                11590
----------------------------------------------              ----------
(Address of principal executive office)                     (Zip Code)

                      (516) 997-1155
---------------------------------------------------
(Registrant's telephone number, including area code)

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 4. 8.01.     OTHER EVENTS.

DHB Industries, Inc., operating principally in the field of body armor, announced that, since September 16, 2005, it has been served with a number of lawsuits, all of which contain similar allegations. One of the lawsuits is filed as a derivative action and names the Company and all of its directors as defendants. All of the other lawsuits are purported class actions and name the Company and all or some of its directors as defendants.
The lawsuits allege violations of the federal securities laws and/or state law claims based on purported fraud, misrepresentation, and breach of fiduciary duty. The central allegation in each lawsuit is that DHB public disclosures from April 2004 to August 2005 were false or misleading because they did not disclose certain information. The lawsuits allege that DHB's body armor products were defective and failed to meet the standards of its customers, and that these alleged facts should have been publicly disclosed. The lawsuits seek monetary damages and various forms of equitable relief. The Company adamantly denies that any of its public disclosures have been false or misleading.
These lawsuits followed DHB's announcement, on August 30, 2005, that it was discontinuing production of Zylon(R)-containing bullet resistant products due to the sudden, unexpected action of the National Institute of Justice (NIJ), a division of the Department of Justice, in issuing a Body Armor Standard Advisory Notice alerting law enforcement agencies of the potential risks associated with the use of Zylon(R) in body armor. As a result, the Company immediately announced on August 30, 2005 that it was implementing a replacement program to assist customers who presently have body armor containing Zylon(R).

As previously disclosed, the Company remains confident in the safety and performance of all of its body armor products, including those containing Zylon(R). The vast majority of body armor sold by the Company does not contain any Zylon(R). This includes substantially all of the body armor sold to branches of the U.S. Military. During the past five years, sales of body armor containing Zylon(R) made up less than 5% of the Company's total revenues. All of these models were certified by the NIJ before being sold to customers.

The Company cannot predict the outcome of the lawsuits or whether the Company's financial condition or results of operations may be materially affected as a result of the lawsuits. Because of their similarity, the Company believes that most or all of the lawsuits will be consolidated into a single action and that the Company will not be required to defend all of the lawsuits individually. The Company believes that the recently filed lawsuits are baseless and intends to vigorously defend them.



A copy of the news release announcing the foregoing is attached as Exhibit 99.1 to this report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Not Applicable

         (b) Not Applicable

         (c) The following Exhibit is filed as part of this Current Report on Form 8-K:

             EXHIBIT 99.1 NEWS RELEASE OF DHB INDUSTRIES, INC. ISSUEDDATED SEPTEMBER 22, 2005 2005: DHB INDUSTRIES CONFIRMS COMMITMENT TO OFFICER SAFETY.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                DHB INDUSTRIES, INC.


                                By: /s/ DAWN M. SCHLEGEL
                                    ---------------------
                                    Dawn M. Schlegel
                                    Chief Financial Officer


Dated: September 22,  2005

                                  EXHIBIT INDEX


99.1      News  Release of DHB Industries, Inc. issued dated September 22, 2005:
          DHB Confirms Commitment to Officer Safety.2005.